(4)(a)(1) Amended and Restated Certificate and Agreement of Limited Partnership (included as Exhibit A to the Prospectus of the Partnership (the
         "Prospectus") dated March 22, 1984, contained in Amendment No. 2 to the Partnership's Registration Statement No. 2-86262, declared effective on
           March 22, 1984 and incorporated herein by reference).

(4)(a)(2) Seventeenth Amendment to Amended and Restated Certificate and Agreement of Limited Partnership dated May 31, 1990 (included as an exhibit to the Partnership's Form 10-K for the fiscal year ended December 31, 1990 and incorporated herein by reference).

(4)(b) Subscription Agreement and Signature Page (included as Exhibit B to Amendment No. 2 declared effective March 22, 1984, and incorporated herein by reference).

(28) Portions of the Partnership's Prospectus dated March 22, 1984 (included as an exhibit to the Partnership's Form 10-K for the fiscal year ended December 31, 1987 and incorporated herein by reference).